EXHIBIT 10.3

                         FINANCIAL CONSULTING AGREEMENT

         THIS FINANCIAL CONSULTING AGREEMENT (this "agreement"), made as of this day of March 2002, is by and between, Warp Solutions, Inc., a Delaware corporation with its principal place of business at 627 Greenwich Street, New York, NY 10014, its subsidiaries, affiliates and successors (the "Company"), and Lighthouse Capital Ltd, a New York corporation ("Lighthouse"), with its principal place of business at 594 Broadway, Suite 302, New York, NY 10012.

                                                 R E C I T A L S:

         A. The Company desires to retain Lighthouse to provide certain financial consulting services.

         B. Lighthouse desires to provide certain financial consulting services to the Company in accordance with the terms and conditions contained hereinafter.

         NOW, THEREFORE, in consideration of the mutual promises, representations and warranties set forth herein, the parties hereto hereby agree as follows:

         1 . Consulting Services. During the term of this agreement, Lighthouse is hereby retained by the Company to provide financial consulting services to the Company, as said services relate to certain capital raising activities and the merger or other business combination transaction between the Company and Camden Mines, Inc. (the "Transaction"). Lighthouse shall provide such financial consulting services as reasonably requested by the Company during the term of this agreement which may include, but not be limited to:

         i) Assist the Company with its current plan to obtain $3 million in financing, net of the fees payable to Lighthouse under this agreement and the cost of acquiring the Camden Shares, through the sale of seven million shares of Company common stock. It is understood that the final terms and conditions of any financing must be acceptable to the Board of Directors of the Company and the investors, however there can be no assurances that the Company will receive financing during the term of this agreement. It is also understood that any funds that the Company raises under this agreement will remain in an escrow account ("Escrow Funds") and only be distributed to the Company simultaneously with the closing of the Transaction and as described in greater detail in the Escrow Agreement between the Company and Lighthouse dated ____________.

         ii) In association with financing efforts, Lighthouse will seek to communicate and clarify the Company's business model, strategic objectives and inherent value to the investment community. This may include assessing the current promotional and public relations efforts and providing suggestions where appropriate.

         iii) Make necessary presentations to institutional funds, registered representatives and shareholders in order to inform them with respect to the affairs of the Company and maintain timely personal contact with such institutional funds, registered representatives and shareholders to assure their awareness of the Company's performance, including the forwarding of its corporate profile, materials published in newspapers, magazines and journals, press releases, brochures and mailers provided by the Company, provided however; that all such presentations shall be in conformance with applicable federal and state securities laws, or exemptions therefrom, and that Lighthouse shall only distribute materials which have been approved in writing by the Company.

         iv) Identify registered representatives (stockbrokers) and portfolio managers (collectively "advisers") who may be interested in considering for the portfolio of their customers, the common stock of the Company, introducing the Company to such advisers and coordinating communications and relationships with such advisers on behalf of the Company, all in order to develop and expand a network of advisers who are well informed regarding the Company.

         Nothing hereunder shall require Lighthouse to devote a minimum number of hours per calendar month toward the performance of services hereunder. Unless otherwise agreed to by Lighthouse, all services hereunder shall be performed by Lighthouse, in its sole discretion, at its principal place of business or other offices. Notwithstanding anything contained herein to the contrary, the services to be performed by Lighthouse hereunder may be performed by any employee or consultant to Lighthouse, provided however, that Lighthouse must get the approval in writing of the Company prior to the use of any and all consultants.

         2. Term. The term of this agreement shall be for four (4) months commencing as of the date of signing of this agreement. This agreement may be renewed or extended by the mutual agreement of the parties. This agreement automatically terminates if the Company has not accepted the Escrow Funds within 120 days from the


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date the Escrow Funds are deposited into the escrow account. Notwithstanding any termination of this agreement pursuant to the terms hereof or otherwise, if one
(1) year from the date of introduction to the Company of an entity, which will be presented in writing to the Company, the Company enters into a definitive commitment relating to a Financing (or any portion thereof) or non-financing capital transaction with such entity, the Company shall pay to Lighthouse fees in accordance with the terms and provisions of Sections 3(i) or 3(ii), as applicable. Notwithstanding the date of signature of this agreement, this agreement shall only become effective and binding on the parties hereto, upon the Company's receipt of written approval from its Series A Preferred, Series B Preferred and Series C Preferred stockholders of the terms of the Transaction.


         3.       Compensation.

         (i) In the event the Company effectuates a capital raising or other financing or merger/acquisition transaction ("Transaction") pursuant to which the Company receives cash (or other form of consideration) from an entity in consideration of its issuance of voting and/or non-voting common, preferred or convertible stock, notes, bonds, debentures or other securities or instruments and such Transaction is effectuated as a result of any introduction to the entity made directly by Lighthouse to the Company, then the Company hereby agrees to pay Lighthouse a cash fee equal to 14% of the first $3.5 million so raised. The total compensation to Lighthouse is to be paid only with the proceeds of funds raised between $3 million and $3.5 million.

         (ii) Until such time when $3.5 million in gross proceeds has been raised by or for the Company during the term of this agreement, either by Lighthouse or another entity, the Company agrees to compensate Lighthouse if a Transaction, as defined in Section 3 (i) hereof, is consummated with any other entity that may be negotiated directly by or for the Company, or introduced to the Company, by an intermediary other than Lighthouse or its affiliates, or through another method unrelated to Lighthouse. In such case, it is agreed that the total fee to Lighthouse will be 5% of the amount of such Transaction, but not to exceed an aggregate of $150,000 unless agreed to by the Company. Notwithstanding anything to the contrary Lighthouse shall not be entitled to any compensation in connection with money raised from the persons and/or entities set forth on Schedule A attached hereto.

         4. Transfer Sheets, DTC Sheets and Standard & Poor's/Moody's Listing. For a period of two (2) years from its public listing, and at its expense, the Company shall provide Lighthouse with copies of its monthly transfer sheets and weekly Depository Trust Company transaction summary records. The Company agrees that for a period of five years from its public listing it will use its best efforts to register and remain covered by the Corporation Records Service published by Standard & Poor's or Moody's.

         5. Board of Directors. During the five (5) years following the closing of the Company's acquisition of the Camden Shares, the group of investors, as a group, which acquired the seven million shares of Company common stock identified in Section 1(i) of this agreement (the "Lighthouse Investors") shall have the right to (i) have their designee receive at least ten (10) days' prior notice to any meeting of the Board of Directors of the Company (or any action to be taken by written consent without such meeting) or such lesser reasonable notice as the Company shall have provided to its directors, (ii) at the option of the Lighthouse Investors, have any person designated by them attend any and all such meetings of the Board of Directors; and (iii) at the option of the Lighthouse Investors, to designate one (1) director to the Board of Directors of the Company. Such designee, if elected or appointed, shall attend meetings of the Board and receive the same compensation that is paid to other non-management directors of the Company and shall be entitled to receive reimbursement for all reasonable expenses incurred in attending such meetings. In the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, it will agree, if possible, to include the Lighthouse Investors' designee as an insured under such policy.

         6. Representations and Warranties of the Company. The Company hereby represents and warrants that any and all information supplied hereunder to Lighthouse in connection with any and all services to be performed hereunder by Lighthouse for and on behalf of the Company shall be true, complete and correct as of the date of such dissemination and shall not fail to state a material fact necessary to make any of such information not misleading. The Company hereby acknowledges that the ability of Lighthouse to adequately provide financial consulting services hereunder is dependent upon the prompt dissemination of accurate, correct and complete information to Lighthouse. The Company further represents and warrants hereunder that this agreement and the transactions contemplated hereunder, have been duly and validly authorized by all requisite corporate action; that the Company has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this agreement, upon execution and delivery of the same by the Company, will represent the valid and binding obligation of the Company enforceable in accordance with its terms. The representations and warranties set forth herein shall survive the termination of this agreement.

         7. Representations and Warranties of Lighthouse. The representations and warranties set forth herein shall survive the termination of this agreement.

         (a) Due Authorization. Lighthouse represents and warrants hereunder that this agreement and the transactions contemplated hereunder, have been duly and validly authorized by all requisite corporate action; that Lighthouse has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this agreement, upon execution and delivery of the same by Lighthouse, will represent the valid and binding obligation of Lighthouse enforceable in accordance with its terms.

         (b) Qualifications. Lighthouse represents and warrants that it shall not be in violation of any federal, state or regulatory laws or rules by providing the services to the Company contemplated by this agreement and that likewise its receipt hereunder of the 14%, or other, cash fee for such services shall not be in violation of any federal, state or regulatory laws or rules.

         (c) No Disqualifications. Neither Lighthouse, nor its principles, officers, directors, employees or any person to whom a fee is paid in connection with the Transaction:

         (i) Has been convicted within ten years prior to the date hereof of any crime or offense involving the purchase or sale of any security, involving the making of a false statement with the Securities and Exchange Commission (the "SEC"), or arising out of such person's conduct as an underwriter, broker, dealer, municipal securities dealer or investment adviser;

         (ii) Is subject to any order, judgment or decree of any court of competent jurisdiction temporarily or preliminarily enjoining or restraining, or is subject to any order, judgment, or decree of any court of competent jurisdiction, entered within five years prior to the date hereof, permanently enjoining or restraining such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security, involving the making of a false filing with the SEC, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer or investment adviser;

         (iii) Is subject to an order of the SEC entered pursuant to section 15(b), 15B(a), or 15B(c) of the Exchange Act; or is subject to an order of the SEC entered pursuant to section 203(e) or (f) of the Investment Advisers Act of 1940;

         (iv) Is suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange pursuant to section 6 of the Exchange Act, an association registered as a national securities association under section 15A of the Exchange Act, or a Canadian securities exchange or association for any act or omission constituting conduct inconsistent with just and equitable principles of trade;

         (v) Is subject to a United States Postal Service false representation order entered within five years prior to the date hereof; or is subject to a restraining order or preliminary injunction entered under section 3007 of title 39, United States Code, with respect to any conduct alleged to constitute postal fraud;

         (vi) Has been or has been named as an underwriter of any securities covered by any registration statement which is the subject of any pending proceeding or examination under section 8 of the Securities Act, or is the subject of any refusal order or stop order entered thereunder within five years prior to the date hereof;

         (vii) Has been or has been named as an underwriter of any securities covered by any filing which is subject to any pending proceeding under Rule 261 or any similar Rule adopted under section 3(b) of the Securities Act, or to an order entered thereunder within five years prior to the date hereof;

         (viii) Has taken or failed to take any other act, or are subject to any other order or proceedings, that would make unavailable any limited offering exemption from registration or qualification requirements of federal or state securities laws;

         (ix) Has filed a registration statement that is the subject of a currently effective stop order entered pursuant to any state's securities law within five years prior to the date hereof;

         (x) Has been convicted within five years prior to the date hereof of any felony or misdemeanor in connection with the offer, purchase or sale of any security or any felony involving fraud or deceit, including but not limited to forgery, embezzlement, obtaining money under false pretenses, larceny or conspiracy to defraud;

         (xi) Is currently subject to any state administrative enforcement order or judgment entered by that state's securities administrator within five years prior to the date hereof or is subject to any state's administrative enforcement order or judgment in which fraud or deceit, including but not limited to making untrue statements of material facts and omitting to state material facts, was found and the order or judgment was entered within five years prior to the date hereof;

         (xii) Is subject to any state's administrative enforcement order or judgment that prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities; or

         (xiii) Is currently subject to any order, judgment or decree of any court of competent jurisdiction temporarily or preliminarily restraining or enjoining, or is subject to any order, judgment or decree of any court of competent jurisdiction permanently restraining or enjoining, such party from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the state entered within five years prior to the date hereof.

         8.       Indemnification.

         (a) The Company hereby agrees to indemnify, defend and hold harmless Lighthouse, its officers, directors, principals, employees, partners, consultants, affiliates, and shareholders, and their successors and assigns from and against any and all claims, damages, losses, liability, deficiencies, actions, suits or proceedings (collectively the "Losses") arising out of or resulting from: (i) any breach of a representation, or warranty by the Company contained in this agreement; or (ii) any activities or services performed hereunder by Lighthouse, unless such Losses were the result of the misconduct or negligence of Lighthouse or were the result of any information supplied by Lighthouse; and (iii) any and all costs and expenses (including reasonable attorneys' and paralegals' fees) related to the foregoing, and as more fully described below. Lighthouse hereby agrees to indemnify, defend and hold harmless the Company, and its officers, directors and shareholders, and their successors and assigns from and against any and all Losses arising out of or resulting from
(i) any breach of a representation, or warranty by Lighthouse contained in this agreement; (ii) the misconduct or negligence of Lighthouse, unless such Losses were the result of any written or public information supplied by the Company; and (iii) any and all costs and expenses (including reasonable attorneys' and paralegals' fees) related to the foregoing, and as more fully described below. Additionally, Lighthouse agrees, should the Company be liable for any Losses as a result of Lighthouse's breach of the representations and warranties contained in Section 7(b) hereof, that it will refund to the Company, within 30 days, all fees paid to it under this agreement. Lighthouse shall also indemnify the Company for all Losses incurred by the Company as the result of Lighthouse's breach of the representations and warranties contained in Section 7(b) hereof.

         (b) If Lighthouse or the Company (in each case, the "Indemnified Party") receives written notice of the commencement of any legal action, suit or proceeding with respect to which the Company or Lighthouse (in each case, the "Indemnifying Party") is or may be obligated to provide indemnification pursuant to this Section 7, the Indemnified party shall, within thirty (30) days of the receipt of such written notice, give the Indemnifying Party written notice thereof (a "Claim Notice"). Failure to give such Claim Notice within such thirty
(30) day period shall not constitute a waiver by the Indemnified Party of its right to indemnity hereunder with respect to such action, suit or proceeding if the Indemnifying Party is not materially adversely affected by such delay. Upon receipt by the Indemnifying Party of a Claim Notice from the Indemnified Party with respect to any claim for indemnification which is based upon a claim made by a third party ("Third Party Claim"), the Indemnified Party may assume the defense of the Third Party Claim with counsel of its own choosing, as described below. The Indemnifying Party and the Indemnified party shall cooperate with each other in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trial and appeals as may be reasonably required in connection therewith. The Indemnified Party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of the Indemnifying Party unless the Indemnifying Party shall not have promptly employed counsel to assume the defense of the Third Party Claim, in which event such fees and expenses shall be borne solely by Indemnifying Party. The Indemnifying Party shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of the Indemnified Party unless such claim can be settled entirely for cash and the Indemnified Party shall be given a full release from all parties in connection therewith. If the Indemnifying Party shall fail with reasonable promptness either to defend such Third Party Claim or to satisfy or settle the same, the Indemnified Party may defend, satisfy or settle the Third Party Claim at the expense of the Indemnifying Party and the Indemnifying Party shall pay to the Indemnified Party the amount of any such Loss within ten (10) days after written demand therefor. The indemnification provisions hereunder shall survive the termination of this agreement.

         9. Amendment. No modification, waiver, amendment, discharge or change of this agreement shall be valid unless a written instrument, executed by both parties hereto, evidences the same.

         10. Notices. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile transmission or on the third calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the addresses hereinabove first mentioned or to such other address as any party hereto shall designate to the other for such purpose in the manner hereinafter set forth.

         11. Entire Agreement. This agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein. All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

         12. Severability. The invalidity, illegality or unenforceability of any provision or provisions of this agreement will not affect any other provision of this agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

         13. Construction and Enforcement. This agreement shall be construed in accordance with the laws of the State of New York, without application of the principles of conflicts of laws. If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs. The parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement or any judgment entered by any court in respect thereof brought in the State of New York, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in New York, has been brought in an inconvenient forum.

         14. Binding Nature. The terms and provisions of this agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns.

         15. Confidential Information. Lighthouse agrees that all non-public information pertaining to the prior, current or contemplated business of the Company is valuable and confidential assets of the Company. Such information shall include, without limitation, information relating to customer lists, bidding procedures, insurance products and programs, intellectual property, software code, patents, copyrights, trademarks, trade secrets, financing techniques and sources and such financial statements of the Company as are not available to the public. Lighthouse, its officers, directors, employees, agents and shareholders shall hold all such information in trust and confidence for the Company and shall not use or disclose any such information for other than the benefit of the Company's business and shall be liable for damages incurred by the Company as a result of the use or disclosure of such information by Lighthouse, its officers, directors, employees, agents or shareholders for any purpose other than the benefit of the Company's business, either during the term of the attached agreement or after the termination or expiration thereof, except
(i) where such information is publicly available or later becomes publicly available other than through a breach of this agreement, or (ii) where such information is subsequently lawfully obtained by Lighthouse from a third party or parties who are not under an obligation of confidentiality to the Company, or
(iii) if such information is known to Lighthouse prior to the execution of this agreement from a source other than the Company or a third party or parties who are under an obligation of confidentiality to the Company, or (iv) as may be required by law. These confidentiality obligations shall survive termination of this agreement.

         16. Independent Contractor Status. It is expressly understood and agreed that Lighthouse shall, at all times, act as an independent contractor with respect to the Company and not as an employee or agent of the


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Company, and nothing contained in the attached agreement shall be construed to create a joint venture, partnership, association or other affiliation, or like relationship, between the parties. It is specifically agreed that the relationship is and shall remain that of independent parties to a contractual relationship and that Lighthouse shall have no right to bind the Company in any manner. In no event shall either party be liable for the debts or obligations of the other except as otherwise specifically provided in this agreement.

         17. Counterparts. This agreement may be executed in any number of counterparts, including facsimile signatures, which shall be deemed as original signatures. All executed counterparts shall constitute one agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.


                                  ACCEPTED AND AGREED:


                                  Warp Solutions, Inc.



                                  By:
                                     -------------------------------
                                     Karl Douglas, President & CEO


                                     Lighthouse Capital Ltd


                                  By:
                                     -------------------------------
                                     Richard J. Paone, President